BSQUARE Reschedules Fourth Quarter 2008 Earnings Conference Call

Bellevue, WA – Feb. 13, 2009 – BSQUARE Corporation (Nasdaq: BSQR) today announced that it plans to hold its previously scheduled Q4 conference call after the close of regular market trading on Thursday, Feb. 19, 2009 at 5 p.m. Eastern Time (2 p.m. Pacific Time).

To access the call, please dial 1-800-762-8932 or +1-480-629-9039 for international callers, and reference “BSQUARE Corporate Investor Update Call.” A replay will be available for one week following the call by dialing 1-800-406-7325 or +1-303-590-3030 for international callers; reference pin number 3991083. A live and replay webcast of the call will be available at www.bsquare.com in the investor relations section.

About BSQUARE
BSQUARE is an industry leader with a proven track record in providing engineering services and production-ready software products to the smart device market. Since 1994, BSQUARE has provided device manufacturers with software solutions for personal navigation devices, point-of-sale terminals, handheld data terminals, smart phones and many other devices categories allowing them to get to market more quickly and cost effectively.

For more information, visit www.bsquare.com

Contact:	Investors:

Barbara Leavitt BSQUARE 425.519.5258 BarbaraL@bsquare.com	Brett Maas Hayden Communications, Inc. 646.536.7331 brett@haydenir.com

BSQUARE is a registered trademark of BSQUARE Corporation.